Exhibit 99.1

THIRD AMENDMENT TO MINING LEASE AGREEMENT

THIS THIRD AMENDMENT TO MINING LEASE AGREEMENT (the “Third Amendment”) is made and entered into effective as of May 23, 2013 (the “Effective Date”), by and among Centennial Minerals Company LLC, a Nevada limited liability company, whose address is P.O. Box 21350, Carson City, Nevada 89721 (“CMC”), Mt. Hamilton LLC, a Colorado limited liability company, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033 (“MH LLC”), and (for the limited purposes set forth in Paragraphs E and F below) Solitario Exploration & Royalty Corp., a Colorado corporation (“Solitario”) and the Manager of MH LLC, whose address is the same as that of MH LLC.

RECITALS

1.                  CMC and MH LLC are parties to a Mining Lease Agreement dated February 26, 2007, as amended by that Amendment to Mining Lease Agreement dated October 2, 2007, and further amended by that Agreement and Second Amendment to Mining Lease Agreement dated March 11, 2011 (collectively, the “CMC Lease”), as referenced in that Memorandum of Lease and Assignment dated October 2, 2007 and recorded in the official records of White Pine County, Nevada on February 21, 2008, as Document No. 341951.

2.                  The CMC Lease allows MH LLC to conduct exploration, development, mining and related activities on certain unpatented mining claims owned by CMC in White Pine County, Nevada, as more particularly described in Exhibit A attached hereto and incorporated herein by reference.

3.                  CMC and MH LLC have agreed to make certain amendments to the CMC Lease as set forth in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Third Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:

A.                CMC and MH LLC agree as follows with respect to Section 3.6 of the CMC Lease:

(1)               The first paragraph of Section 3.6 is revised to read as follows:

3.6 Work Commitment. There is no work commitment for the Lease Years ending June 1, 2013, June 1, 2014 or June 1, 2015. During each Lease Year beginning with the Lease Year that commences on June 1, 2015, MH LLC shall incur not less than $75,000 of Work Expenses in conducting Work on the Property. MH LLC, if it has not terminated the CMC Lease on or before June 30th of any year during which it is required to meet the Minimum Work

Requirement, shall be obligated to incur the required minimum amount of Work Expenses for the then current Lease Year, even if it subsequently terminates the CMC Lease during the Lease Year in question. The annual work commitment described in this Section 3.6 shall be referred to as the “Minimum Work Requirement.” Any Work Expenses incurred by MH LLC in excess of $75,000 during any applicable Lease Year may be carried forward and shall apply as a credit toward the minimum amount of Work Expenses required to be incurred or accrued during any subsequent Lease Year.

(2)               Section 3.6.3 is revised to read as follows:

3.6.3 For purposes of this Section 3.6, “Work” shall mean and include all operations and activities of MH LLC (or performed at the request of MH LLC) on or for the benefit of the Property (and any technical work performed off-site that directly relates to those operations and activities) (a) for purposes of determining ore reserves and mineralization, (b) for purposes of development of Minerals from the Property, (c) for construction of a mine, processing and beneficiation facilities and related ancillary facilities, (d) for mining or (e) for mineral processing and beneficiation, including, without limitation, the right to enter upon the Property for purposes of surveying, exploring, testing, sampling, trenching, bulk sampling, prospecting and drilling for Minerals, mine construction, mine development, and to construct and use buildings, roads, power and communication lines, and to use so much of the surface of the Property in such manner as MH LLC deems necessary for the enjoyment of any rights and privileges granted to MH LLC under this Agreement or otherwise necessary to effect the purposes of this Agreement.

(3)               Section 3.6.4 is revised so that the defined term “Exploration and Development Expenses” is replaced by the defined term “Work Expenses” everywhere it appears. In addition, two new clauses (g) and (h) are added to Section 3.6.4, reading as follows:

(g) All expenses incurred in conducting mining, mineral processing and beneficiation; and

(h) To the extent that expenses are incurred as part of a program or plan that includes exploration, development, mining, processing, reclamation or related activities on or for the benefit of both the Property and other properties owned or controlled by MH LLC in the vicinity of the Property, Work Expenses shall include only a proportionate share of those expenses that can be reasonably allocated to the Property.

B.                 The term “Exploration, Development and Related Work” is replaced by the term “Work,” and the term “Exploration and Development Expenses” is replaced by the term “Work Expenses” wherever they appear in the CMC Lease.

C.                 CMC and MH LLC agree to amend and restate Section 4 of the CMC Lease to read in its entirety as follows:

2

4. Term. The term of this Agreement shall be for a period of ten (10) years from June 1, 2005 through the Tenth Anniversary Date (the “Primary Term”) unless sooner terminated or canceled as provided in this Agreement, and may be extended in equal ten (10) year increments thereafter so long as exploration, development and/or mining activities are ongoing at the end of the Primary Term (or at the end of any subsequent 10-year period), and all other terms and conditions of this Agreement are being met.

D.                CMC and MH LLC agree to amend and restate Section 5.1 of the CMC Lease to read in its entirety as follows (the parties hereby acknowledging and agreeing that all Minimum Payments which were due prior to the Effective Date of this Third Amendment have been paid):

5.1 MH LLC will pay to CMC, in U.S. Dollars, according to the following schedule:

(a) On or before each of the following:

Eighth Anniversary Date (June 1, 2013) – $20,000
Ninth Anniversary Date – $20,000
Tenth Anniversary Date – $40,000

(b) $80,000 on or before the Eleventh Anniversary Date and each Anniversary Date thereafter.

(c) Under no circumstances shall the obligation to make any Minimum Payment be deemed to have accrued prior to any due date set forth above.

E.                 In addition to MH LLC’s obligation to make the Minimum Payments as set forth above, Solitario agrees to issue shares of its common stock (to be delivered by Solitario for the benefit of MH LLC, and referred to as the “Shares”) to CMC as follows:

Date	Number of Shares
On or before June 1, 2013 (“Tranche One”)	14,000
On or before June 1, 2014 (“Tranche Two”)	14,000
On or before June 1, 2015 (“Tranche Three”)	28,000

If on the date of delivery, the actual value of the Tranche One Shares is less than $20,000, or on the date of delivery, the actual value of the Tranche Two Shares is less than $20,000, or on the date of delivery, the actual value of the Tranche Three Shares is less than $40,000 (each a “Target Value”), then MH LLC shall pay the amount of the difference between the actual value and the Target Value to CMC not later than June 15, 2013, June 15, 2014 and June 15, 2015, respectively. Solitario may also elect that the entire amount of the Target Value of any of the Tranche One Shares, the Tranche Two Shares or the Tranche Three Shares be paid in cash in lieu of the delivery of Shares (a “Cash Election”). If Solitario makes a Cash Election, MH LLC shall make the actual cash payment to CMC.

3

The actual value of each of the Tranche One, Tranche Two and Tranche Three Shares shall be based on the 20-day average closing price of the applicable Shares on the NYSE MKT (the “Exchange”) calculated for the twenty (20) trading days immediately preceding the relevant date. The Shares shall be registered in the name of “Centennial Minerals Company LLC.”

In the event of any reorganization or reclassification of the shares of stock of Solitario, or any other event (including a compulsory acquisition), or a consolidation, amalgamation, arrangement or merger of Solitario with or into any other corporation or other entity, pursuant to which the common shares of Solitario are changed into or exchanged for other shares or other securities, property or cash, unless Solitario has made a Cash Election prior to the delivery to CMC of the Shares provided for under this Agreement, Solitario or its successor shall thereafter deliver to CMC at the time or times of delivery of the Shares under this Agreement, the securities, property or cash which CMC would have received as a result of such reorganization or reclassification or other event, or consolidation, amalgamation, arrangement or merger of Solitario had CMC been the registered holder of such Shares on such effective date or record date, as the case may be, and CMC shall be bound to accept such securities, property or cash in lieu of the Shares to which it was previously entitled.

F.                  With respect to the Shares to be delivered to CMC under Paragraph E of this Third Amendment:

(1)               CMC represents and warrants to MH LLC and Solitario (which such representations and warranties shall be true and correct as of the Effective Date and thereafter through the date(s) of delivery of the Shares), as follows:

(a) CMC has taken full cognizance of and understands all of the risk factors related to the purchase of the Shares, including the possible loss of the total amount of the investment. CMC has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Solitario, and CMC is able to bear a complete loss of its entire investment.

(b) CMC has had sufficient access to documents, materials and information concerning Solitario as CMC deems necessary or appropriate for evaluating an investment in Solitario. CMC has received and reviewed a copy of Solitario’s Prospectus Supplement (including without limitation the Base Prospectus included therewith) to be filed with the Securities and Exchange Commission (“SEC”) pursuant to rule 424(b)(5) of the Securities Act of 1933, as amended, and relating to Solitario’s Registration Statement on Form S-3 (Reg. No. 333-172929), as amended (the “Prospectus Supplement”). CMC was able to make such appropriate independent investigation as CMC deemed necessary to verify the information furnished and to obtain such information as CMC requested prior to making the decision to enter into this Agreement. CMC has had a reasonable opportunity to review the Prospectus Supplement and ask questions of and receive answers from Solitario’s officers, or a person or persons acting on their behalf, concerning Solitario, the Prospectus

4

Supplement and the Shares and all such questions have been answered to CMC’s full satisfaction.

(c) No oral or written representations or statements have been made in connection with the offering of the Shares other than as set forth in the Prospectus Supplement.

(d) No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse the Shares.

(2)               Solitario represents and warrants to CMC that the Shares to be issued pursuant to this Agreement (i) will, when issued, be duly authorized, validly issued, fully paid and non-assessable and (ii) will be issued pursuant to the Registration Statement.

(3)               Promptly after the Effective Date, Solitario shall make an application to each of the Exchange and the Toronto Stock Exchange for the additional listing of the Shares. The parties hereto agree that Solitario shall have the right to provide a copy of this Third Amendment to the Exchange and the Toronto Stock Exchange as required. Solitario shall have no obligation to issue the Shares until the listing applications have been approved by both the Exchange and the Toronto Stock Exchange. If the approval of either the Exchange or the Toronto Stock Exchange cannot be obtained, MH LLC and Solitario may terminate this Third Amendment by providing written notice to CMC, they shall have no further obligations or liability to CMC under this Third Amendment, and this Third Amendment will have no further force or effect on the CMC Lease as currently amended.

(4)               CMC acknowledges and agrees that Solitario will file the Prospectus Supplement with the relevant U.S. and Canadian securities regulators and stock exchanges, as well as an 8-K filing and related press release which describe the transactions set forth in this Third Amendment.

G.                CMC and MH LLC agree to amend and restate Section 18 of the CMC Lease to read in its entirety as follows:

18. Indemnity. MH LLC shall defend, indemnify and save harmless CMC, his successors and assigns, of and from any and all liability whatsoever for any claims, actions or damages, including court costs and attorney’s fees, in any way arising from or relating to MH LLC’s occupation, and use of the Property, or its operations on or in the Property after the Effective Date. CMC shall defend, indemnify and save harmless MH LLC, its successors and assigns, of and from any and all liability whatsoever for any claims, actions or damages, including court costs and attorney’s fees, in anyway arising from or relating to (a) CMC’s occupation, ownership and use of the Property, or his operations on or in the Property, in either case before the Effective Date or after termination of this Agreement or after MH LL’s re-conveyance to CMC of any lands or mining claims surrendered by MH LLC in accordance with this Agreement, as applicable,

5

and (b) CMC’s use of the Buchanan Property. The parties’ defense, indemnification and hold harmless obligations shall extend to and include, but not be limited to, any and all claims, actions or damages arising from or relating to Federal, state or local laws, regulations or ordinances concerning the preservation of the environment or reclamation of the Property, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, and shall survive the termination of this Agreement.

H.                CMC and MH LLC agree to amend and restate Section 26.2 of the CMC Lease to read in its entirety as follows:

26.2 Termination by MH LLC.

(a) MH LLC may terminate this Agreement any time after June 1, 2015, by giving written notice to CMC. Such termination shall be effective as of the date of receipt of such notice by CMC. On or promptly after delivery of the notice of termination, MH LLC shall execute and deliver to CMC a written release of its interest in this Agreement in proper form for recording in White Pine County. In the event of such termination, MH LLC shall have no further obligations or liabilities whatsoever to CMC under this Agreement, other than those set forth in Sections 3.6, 7 and 18, and those set forth in Section 26.2(b) below.

(b) Upon such termination, MH LLC grants to CMC, effective as of the date of such termination, a right of access over and on that 160-acre parcel of land known as the “Buchanan Property” (as more particularly described in Exhibit B attached hereto and incorporated herein by reference), so long as such access does not unreasonably interfere with MH LLC’s current or planned exploration, development, mining, processing, reclamation or related operations on the Buchanan Property or any real property owned or controlled by MH LLC in the vicinity of the Buchanan Property. If CMC desires to conduct any activities on the Buchanan Property, CMC shall provide notice to MH LLC of the nature of those planned activities and their expected duration, at least twenty (20) days prior to the commencement of such activities. If MH LLC believes that any of CMC’s planned activities on the Buchanan Property will unreasonably interfere with MH LLC’s existing or planned activities, MH LLC shall notify CMC within ten (10) days after its receipt of such notice, and in that event the parties shall negotiate in good faith to attempt to agree on an alternative that is acceptable to both parties. CMC shall not commence any such activities until the parties have agreed to a mutually acceptable alternative. Any activities conducted by CMC on the Buchanan Property shall be conducted in accordance with applicable federal, state and local laws, rules, and regulations, and all applicable MH LLC safety procedures.

6

(c) Following such termination, MH LLC shall continue to have access to the Property as necessary to perform and complete all reclamation obligations pertaining to the Property for which it is responsible, as set forth in Section 28 of this Agreement.

I.                   CMC and MH LLC acknowledge and agree that MH LLC is a party to that Mining Lease Agreement between John E. and Tami Carrington (collectively, “Carrington”) and MH LLC dated March 20, 2006 (as amended, the “Carrington Lease”). The parties acknowledge that upon the permanent cessation of MH LLC’s use (or that of its successors or assigns) of the Buchanan Property for exploration, development, mining or related activities, MH LLC is obligated to notify Carrington, and Carrington has the option to purchase all of MH LLC’s right, title and interest in the Buchanan Property, exercisable by providing written notice to MH LLC at any time within 30 days after receipt of the notice. The parties agree that if the lessor under the Carrington Lease does not timely exercise its right to acquire MH LLC’s interest in the Buchanan Property, MH LLC shall promptly notify CMC (the “Option Notice”), and CMC shall have the right to acquire MH LLC’s interest (surface and any mineral rights, subject to the royalty received by the previous owner of the Buchanan Property) in the Buchanan Property (the “Option Right”), exercisable by providing written notice to MH LLC (at the address set forth above) at any time within 30 days after receipt of the Option Notice. The purchase price for MH LLC’s interest in the Buchanan Property shall be $10. If CMC timely exercises the Option Right, MH LLC shall quitclaim the Buchanan Property to CMC (or CMC’s designee) without any representations and warranties whatsoever as to title to, environmental liabilities or conditions at or affecting or from, or otherwise with respect to, the Buchanan Property. For purposes of this Paragraph I, the “permanent cessation” of MH LLC’s activities on the Buchanan Property shall be deemed to have occurred when no activities have taken place for two years. For the avoidance of doubt, if Solitario publicly announces that such activities have only been temporarily halted or suspended, permanent cessation shall not be deemed to have occurred. If CMC exercises the Option Right, the quitclaim deed will provide that MH LLC shall continue to have access to the Buchanan Property as necessary to perform and complete all reclamation obligations pertaining to the Buchanan Property for which it is responsible, and that CMC’s use of the Buchanan Property shall not unreasonably interfere with any of such ongoing reclamation obligations.

J.                   The provisions of Paragraph I of the Second Amendment are hereby deleted from the CMC Lease in their entirety, and replaced by Paragraph I of this Third Amendment.

K.                All capitalized terms used but not defined in this Third Amendment shall have the meaning ascribed to them in the CMC Lease.

L.                 CMC and MH LLC agree that the Property, as defined in the CMC Lease, consists of all of the unpatented mining claims set forth on the attached Exhibit A. At MH LLC’s election, MH LLC may prepare, the parties shall execute and deliver, and MH LLC may record in the official records of White Pine County, a Memorandum of this Third Amendment for purposes of providing record notice of the unpatented mining claims currently comprising the Property covered by the CMC Lease.

7

M.               The parties hereby confirm and agree that the CMC Lease, as amended by the terms and provisions of this Third Amendment, and all of the terms and conditions of the Second Amendment, except to the extent specifically modified herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.

CENTENNIAL MINERALS COMPANY LLC, a Nevada limited liability company

By: /s/ Robert G. Carrington
Name: Robert G Carrington
Title: Managing Member

SOLITARIO EXPLORATION & ROYALTY CORP., a Colorado corporation (which executes this Third Amendment only in connection with the obligations set forth in Paragraphs E and F)

By: /s/James R. Maronick
Name: James R. Maronick
Title: CFO

MT. HAMILTON LLC

By: SOLITARIO ROYALTY & EXPLORATION CORP.,
its Manager

By: /s/ James R. Maronick
Name: James R. Maronick
Title: CFO

8

ACKNOWLEDGMENTS

STATE OF Nevada )
) ss.
COUNTY OF Washoe )

The foregoing instrument was acknowledged before me this 23rd day of May, 2013, by Robert Carrington, as Managing Member of Centennial Minerals Company LLC, a Nevada limited liability company.

Witness my hand and official seal.

My commission expires: 07/01/2014

/s/ Lisa Spurling
Notary Public

STATE OF Colorado )
) ss.
COUNTY OF Jefferson )

The foregoing instrument was acknowledged before me this 23rd day of May, 2013, by James R. Maronick, as CFO of Solitario Exploration & Royalty Corp., a Colorado corporation.

Witness my hand and official seal.

My commission expires: 10/27/2014

/s/ Paula Mann
Notary Public

STATE OF Colorado )
) ss.
COUNTY OF Jefferson )

The foregoing instrument was acknowledged before me this 23rd day of May, 2013, by James R. Maronick, as CFO of Solitario Royalty & Exploration Corp., a Colorado corporation, as Manager of Mt. Hamilton LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires: 10/27/2014

/s/ Paula Mann
Notary Public

9

Exhibit A

Mining Claims Covered by CMC Lease

Claim Name	White Pine County Recording Information	BLM Serial No.

MC Lode	B 352 / P 286	NMC 839931
Ada Lode	B 352 / P 287	NMC 839932
Mack #3 Lode	B 352 / P 288	NMC 839933
Mack Fraction	B 352 / P 289	NMC 839934

A-1

Exhibit B

The following described lands located in White Pine County, Nevada:

Township 16 North, Range 57 East, MDB&M

Section 20: SE1/4 (160 acres)

B-1